Exhibit 10.1

SYNAPTICS INCORPORATED

AMENDED AND RESTATED 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to attract and retain non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the Participant’s willful, material, and irreparable breach of any employment, consulting, change in control or other agreement between the Participant and the Company or a Subsidiary, (ii) the Participant’s gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice of need to cure) of any of the Participant’s material duties and responsibilities to the Company, (iii) the Participant’s willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, which materially and adversely affects the operations or reputation of the Company, (iv) the Participant’s indictment for, conviction of, or guilty plea to a felony crime involving dishonesty or moral turpitude whether or not relating to the Company, or (v) a confirmed positive illegal drug test. The good faith determination by the Committee of whether the Participant’s employment or service was terminated by the Company (or a Subsidiary) for “Cause” shall be final and binding for all purposes hereunder.

(f) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i) “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j) “Company” means Synaptics Incorporated, a Delaware corporation, and its successors.

(k) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l) “Director” means a member of the Board.

(m) “Disability” means, unless otherwise defined in the applicable Evidence of Award, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or, if applicable, any Subsidiary; provided, however, that to the extent any Option Right granted hereunder is intended to qualify as an Incentive Stock Option, “Disability” for purposes of such Option Right shall mean a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(n) “Effective Date” means October 29, 2019, the date this Plan was initially approved by the Stockholders.

(o) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(r) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(s) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable or that an adjustment thereto is appropriate, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(t) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and, to the extent applicable to the award, is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v) “Option Price” means the purchase price payable on exercise of an Option Right.

(w) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(x) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director (which, for purposes of this Plan, means a Director who is not, at the relevant time, employed by the Company or one of its Subsidiaries), (ii) an officer or other employee of the Company or any Subsidiary, or (iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or any Subsidiary (other than services in connection with the offering or sale of securities of the Company or a Subsidiary in a capital-raising transaction or as a market maker or promoter of securities of the Company or a Subsidiary); provided, however, that an individual referred to in clause (iii) may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register the offering and sale of shares issuable under this Plan under the Securities Act of 1933, as amended, or the Company’s compliance with any other applicable laws. Only individuals described in the foregoing clauses (i), (ii) or (iii), in each case as determined by the Committee, are eligible to receive awards under this Plan.

(y) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(z) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(aa) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(bb) “Plan” means this Synaptics Incorporated 2019 Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.

(cc) “Predecessor Plans” means the Synaptics Incorporated Amended and Restated 2010 Incentive Compensation Plan and the Synaptics Incorporated Amended and Restated 2001 Incentive Compensation Plan, as amended.

(dd) “Replacement Award” means an award (i) of the same type (e.g., time-based restricted stock units) as the replaced award, (ii) that has a value at least equal to the value of the replaced award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the replaced award is subject to U.S. federal income tax under the Code, the tax treatment of which under the Code is not less favorable to such Participant than the tax consequences of the replaced award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the replaced award than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change in Control), in each case after giving effect to any changes to the replaced award in connection with the Change in Control permitted or required under the applicable Evidence of Award. A Replacement Award may be granted only to the extent it does not result in the replaced award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced award if the requirements of the two preceding sentences are satisfied. The determination of whether these conditions are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ee) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(gg) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ii) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(jj) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(kk) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a) Maximum Shares Available Under this Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, and except as provided in Section 22 of this Plan, the maximum number of shares of Common Stock available for issuance under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 2,590,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to each award granted under this Plan.

(b) Share Counting Rules.

(i) Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii) If, after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii) Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards granted under this Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv) If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,590,000 shares of Common Stock.

(d) Minimum Vesting Requirements; Minimum Holding Requirements for CEO Awards.

(i) Except as set forth below in this Section 3(d)(i), no award granted under this Plan on or after the Effective Date may vest earlier than after a one-year vesting period or a one-year performance period, as applicable. However, up to 5% of the sum of (A) the number of shares available for issuance under the aggregate limit set forth in Section 3(a)(i) of this Plan plus (B) the number of shares that are returned to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan from time to time pursuant to awards granted under the Predecessor Plans that are outstanding on the Effective Date and are cancelled or forfeited, expire, are settled for cash (in whole or in part), or are unearned (in whole or in part) after the Effective Date, may be issued or delivered after the Effective Date in respect of awards that do not meet such minimum vesting requirements. In addition, nothing in this Section 3(d)(i) shall limit the Company’s ability to grant awards that contain rights to accelerated vesting in connection with the award recipient’s death or Disability or in connection with a Change in Control (or the Committee’s authority to provide for the acceleration of an award, or portion thereof, in any such circumstances), and any shares subject to any portion of an award that provides for acceleration, or that accelerates, in connection with the award recipient’s death or Disability, or in connection with a Change in Control, shall not count against the 5% pool of shares described in the immediately preceding sentence (the “5% Pool”). In addition, the minimum vesting criteria set forth in this Section 3(d)(i) shall not apply to awards granted pursuant to an assumption of or substitution for another stock award (which stock award was granted by another person) in connection with a Change in Control or acquisition by the Company of the other person, and the shares subject to any such award shall not count against the 5% Pool.

(ii) Any award granted under this Plan on or after the Effective Date to a person who, at the time of grant of such award, is the chief executive officer of the Company shall be subject to the provisions of this Section 3(d)(ii). Any such award shall provide that, as to any Net Shares acquired pursuant to the award, the award recipient shall not sell or otherwise transfer such Net Shares prior to the first to occur of (A) one year after the date such Net Shares have been acquired pursuant to the award and are vested, and (B) the date that the award recipient is no longer employed by the Company or one of its Subsidiaries. The restrictions in the preceding sentence shall not apply to sales or transfers (A) to one or more “family members” (as such term is defined in the General Instructions to a Registration Statement on Form S-8) for tax or estate planning purposes, provided that the transferee shall continue to be subject to the restrictions on sale and transfer of the Net Shares pursuant to this Section 3(d)(ii) as though such Net Shares had continued to be held by the award recipient, or (B) in connection with or following a Change in Control. For purposes of this Section 3(d)(ii), “Net Shares” means the total number of shares acquired pursuant to the award, less any shares sold or withheld to pay the purchase or exercise price of the award and any shares sold or withheld to satisfy any tax and tax withholding obligations arising in connection with the grant, exercise, vesting or payment of the award.

(e) Non-Employee Director Compensation Limit. Notwithstanding anything contained in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any calendar year be granted compensation (including, without limitation, cash compensation) for the Director’s service as a member of the Board (including Board committees) in such year having an aggregate value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000. For the avoidance of doubt, in a year in which a non-employee Director serves as an employee or consultant (including as an interim officer), such limit shall not apply to compensation approved to be paid to such non-employee Director by the other non-employee directors in respect of such service as an employee or consultant.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

(g) Any grant of Option Rights may specify Management Objectives that must (except as the Committee may otherwise provide) be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

(v) Any grant of Appreciation Rights may specify Management Objectives that must (except as the Committee may otherwise provide) be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii) Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i) Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan (except as the Committee may otherwise provide).

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

(g) Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units (and will be forfeited to the extent such underlying Restricted Stock Units are forfeited).

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid (and will be forfeited to the extent the underlying Performance Shares or Performance Units are forfeited).

(g) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of fully vested shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code and subject to the minimum vesting provisions of Section 3(d)(i).

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards (and will be forfeited to the extent the applicable requirements for payment of the underlying awards are not satisfied).

(e) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or Disability of a Participant, subject to the minimum vesting provisions of Section 3(d)(i).

10. Administration of this Plan.

(a) This Plan will be administered by the Committee. Subject to the express share limits and provisions of this Plan (including the minimum vesting provisions of Section 3(d)(i)), the Committee is authorized to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan, including, without limitation (but subject to the express share limits and provisions of this Plan), the authority to (i) determine the persons eligible to receive awards under this Plan; (ii) grant awards to such persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards (including any vesting or exercisability requirements as to such awards or that no delayed exercisability or vesting is required), establish the events (if any) on which vesting or exercisability may accelerate (which may include, without limitation, specified terminations of employment or services or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards; (iii) construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan; (iv) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 18(d); or (v) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards in such circumstances as the Committee may determine to be appropriate. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee to the extent of such delegated authority. The Board may also assume administration of this Plan or certain portions of this Plan, in which case references in this Plan to the Committee will be deemed to be referenced to the Board to the extent the Board has assumed administration of such aspect of this Plan.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and binding on all persons. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Definition and Effect of a Change in Control.

(a) For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

(ii) the following individuals no longer constitute a majority of the members of the Board: (1) the individuals who, as of the Effective Date, constitute the Board (the “Current Directors”); (2) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of all of the Current Directors then still in office (such directors becoming “Additional Directors” immediately following their election); and (3) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of all of the Current Directors and Additional Directors then still in office (such directors also becoming “Additional Directors” immediately following their election);

(iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control the Company, and such offer is consummated for the equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(iv) the consummation of a transaction approved by the Stockholders of a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if Stockholder approval is not obtained, other than any such transaction that would result in more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

(v) the consummation of a transaction approved by the Stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets to another person, which is not a wholly owned subsidiary of the Company (i.e., 50% or more of the total assets of the Company); or

(vi) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly of more than 50% of the total voting power represented by the Company’s then outstanding voting securities.

(b) Unless otherwise provided in an Evidence of Award or another written agreement between a Participant and the Company and notwithstanding the Plan’s minimum vesting requirements, if a Change in Control occurs, then:

(i) Option Rights and Appreciation Rights issued that are not yet fully vested and exercisable as of the time of the Change in Control shall immediately become vested and exercisable in full, except to the extent that a Replacement Award is provided to the Participant in accordance with the terms described herein;

(ii) Any restrictions, deferral of settlement and forfeiture conditions applicable to Restricted Stock, Restricted Stock Units, or other awards granted under Section 9 that vest solely based on continued service (and not based on the achievement of Management Objectives) shall lapse and such awards shall be deemed fully vested as of immediately prior to the Change in Control, except to the extent that a Replacement Award is provided to the Participant in accordance with the terms described herein;

(iii) With respect to Cash Incentive Awards, Performance Shares, Performance Units, and other awards granted under the Plan that are subject to the achievement of Management Objectives (other than the awards described in Section 12(b)(iv) below), the Management Objectives applicable thereto shall be deemed satisfied at target and the applicable performance period shall be deemed completed as of immediately prior to the Change in Control. Such awards will be replaced with a Replacement Award that will vest thereafter pursuant to the service-based vesting schedule set forth in the applicable Evidence of Award unless the successor or acquiring entity in the Change in Control does not provide a Replacement Award. If such Replacement Award is not provided, then any remaining restrictions, deferral of settlement and forfeiture conditions applicable to such award shall lapse and such award shall be deemed fully vested as of immediately prior to the Change in Control; and

(iv) With respect to Restricted Stock Units granted with Management Objectives that the Company describes as “Market Stock Units,” a prorated portion of such Market Stock Units shall vest based on actual performance of the Management Objectives through the date of the Change in Control. The remainder of the Market Stock Units (that did not vest in accordance with the immediately preceding sentence) will vest in accordance with their regular vesting schedule as set forth in the Evidence of Award unless the successor or acquiring entity in the Change in Control does not provide a Replacement Award for such remaining Market Stock Units. If such Replacement Award is not provided, then any remaining restrictions, deferral of settlement and forfeiture conditions applicable to such Market Stock Units shall lapse and such Market Stock Units shall be deemed fully vested as of immediately prior to the Change in Control.

13. Clawback/Recovery. All awards (cash and equity) granted under this Plan and held by the Company’s Executive Officers shall be subject to clawback, recoupment or forfeiture (a) to the extent that such Executive Officer is determined to have engaged in fraud or intentional illegal conduct that caused the Company’s material non-compliance with any applicable financial reporting requirements and resulted in a financial restatement, the result of which is that the amount received from such award would have been lower had it been calculated on the basis of such restated results, or (b) required by applicable laws, rules, regulations or listing requirements. Such clawback, recoupment or forfeiture, in addition to any other remedies available under applicable laws, rules, regulations or listing requirements, shall occur through the cancellation of such awards (to the extent then-outstanding), the recoupment of any gains realized with respect to such awards, or a combination of the foregoing, to the extent of the overpayment.

All awards granted under the Plan will also be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or any “constructive termination” that may be applicable to an award granted under this Plan.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, nor will any such award be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment or garnishment. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld under applicable income and employment tax laws. The shares so withheld by the Company for tax withholding will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the value of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding obligations exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Committee may require for the payment of any withholding obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The provisions of this Plan and any grants made hereunder will be construed and interpreted in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that to the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to Stockholder approval.

(b) Except for adjustments in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control as provided herein, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including (without limitation) in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion but subject to the minimum vesting provisions of Section 3(d)(i), provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the earlier of (i) the date this Plan was originally adopted by the Board and (ii) the Effective Date, but all grants made prior to such tenth anniversary date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) The Committee shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon the cause of termination and type of award. If the Participant is not an employee of the Company or one of its Subsidiaries, is not a member of the Board, and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan and awards hereunder of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated. For purposes of this Plan and any award hereunder, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Participant who is employed by or provides services to such Subsidiary and who does not satisfy the requirements for eligibility to receive awards under this Plan (as set forth in the definition of “Participant” in Section 2 of this Plan) after giving effect to the transaction or other event giving rise to the change in status (unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Participant’s award(s) in connection with such transaction).

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Unless the express policy of the Company or one of its Subsidiaries (as applicable), or the Committee, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Committee otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(h) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(i) Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Subsidiary by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) The existence of this Plan, the Evidences of Award and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Company or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Company or any Subsidiary. No Participant or other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

22. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.